UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2006
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-49992 (Commission File Number)	82-0543156 (I.R.S. Employer Identification Number)

4211 South 102nd Street
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 26, 2006, TD AMERITRADE Holding Corporation (“TD AMERITRADE”) entered into an employment agreement (the “Agreement”) with Ellen L.S. Koplow to serve as TD AMERITRADE’s Executive Vice President, General Counsel and Secretary.
Term of Agreement. The Agreement has an initial term of 3 years (the “Initial Term”) and provides that the Initial Term will be automatically extended for an additional 1-year term (the “Additional Term”) unless either party provides written notice of non-renewal at least sixty days prior to the date of automatic renewal. Following the Additional Term, the Agreement will renew for an additional 1-year term upon the mutual consent of the parties. The Agreement may be terminated by either party with or without cause.
Salary. Ms. Koplow’s base salary will be $300,000 per year.
Annual Incentive. Ms. Koplow will be eligible to receive an annual cash incentive award (“Annual Incentive”) for achievement of performance criteria established by the board of directors for each fiscal year during the term of the Agreement. Each Annual Incentive will have a target value of $350,000.
Long Term Incentive Plan. The Agreement provides that Ms. Koplow will be eligible to participate in TD AMERITRADE’s 1996 Long-Term Incentive Plan (“LTIP”). On March 10, 2006, Ms. Koplow received a special award under the LTIP of 34,832 performance restricted share units (the “Special Grant”). The Special Grant will vest and be settled in accordance with the performance criteria and vesting schedule set forth in the award agreement.
During each full fiscal year during the term of her employment, Ms. Koplow will be eligible to receive an award of performance restricted share units with a target value determined by TD AMERITRADE, equal to $150,000 on the date of grant (“Annual Award”). The Annual Award will vest and be settled in accordance with the performance criteria and vesting schedule provided in the applicable award agreement.
Severance. If Ms. Koplow’s term of employment is terminated by TD AMERITRADE without cause or if she resigns for good reason, then the performance restricted share units granted under the LTIP as part of any Annual Awards will be fully earned and the actual number of performance restricted share units which will be considered vested will be determined by the applicable performance criteria established in the award agreement.
Non-Compete and Non-Solicit. Ms. Koplow is subject to certain non-competition and non-solicitation provisions during her employment period and thereafter during the restricted period. The restricted period is defined as:
(i)	the period of time commencing on the date of termination and continuing for 2 years;
(ii)	1 year, if the termination is in connection with a change of control or
(iii)	if Ms Koplow terminates her employment voluntarily and such termination is not for good reason, then, at the discretion of TD AMERITRADE, a period of 1 year; provided, however, that TD AMERITRADE agrees to pay Ms. Koplow her base salary for 1 year.
The description of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
          10.1 Employment Agreement of Ellen L.S. Koplow

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: September 29, 2006	By:	/s/ John R. MacDonald
		Name:	John R. MacDonald
		Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement of Ellen L.S. Koplow